EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 19, 2006, with respect to the consolidated financial statements of Integrated Steel Industries, Inc. and subsidiaries, as of and for the year ended November 25, 2006, contained in Amendment No. 1 to the Registration Statement [File No.333-151581] and Prospectus on Form S-1. We consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Boston, Massachusetts
August 29, 2008